Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 29, 2014 (this “Agreement”), is entered into among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 5, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                    Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby acknowledge and agree that, as of December 24, 2014, the aggregate outstanding principal amount of the Revolving Loans was $0; and the L/C Obligations were $7,062,625.00, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

2.                    Amendments.

(a)                 Section 2.05(b)(v) of the Credit Agreement is hereby amended to read as follows:

(v)            If at any time after the earlier of (1) the date that the Aggregate Revolving Commitments have been reduced to at least $20,000,000 and (2) January 15, 2015, the aggregate amount of cash and Cash Equivalents held or controlled by the Loan Parties exceeds $15,000,000 for a period of longer than two (2) consecutive Business Days, the Borrower shall on the next Business Day prepay the Loans, without a corresponding reduction to the Aggregate Revolving Commitments, in the amount necessary to (A) eliminate such excess or (B) reduce the outstanding principal balance of Loans to $0, whichever amount is less.

(b)                The final paragraph of Section 2.06 of the Credit Agreement is hereby amended to read as follows:

The Aggregate Revolving Commitments shall automatically and permanently be reduced to $20,000,000 on January 15, 2015. In addition, (i) upon the Disposition of any Mortgaged Property and unless otherwise agreed in writing by the Required Lenders, the Aggregate Revolving Commitments shall automatically and permanently be reduced by an amount equal to the Net Cash Proceeds from such Disposition, and (ii) upon the incurrence of any Indebtedness (other than the Obligations) that is secured by any Mortgaged Property (including, for clarification, any such property the Mortgage upon which is released in connection with the incurrence of such Indebtedness) and unless otherwise agreed in writing by the Required Lenders, the Aggregate Revolving Commitments shall automatically and permanently be reduced by an amount equal to the net cash proceeds from the incurrence of such Indebtedness; provided that in each case described in clause (i) or (ii), if as a result of such reduction the L/C Obligations would exceed the Aggregate Revolving Commitments, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount necessary to eliminate such excess with the Minimum Collateral Amount.

(c)                 Section 5.02(d) of the Credit Agreement is hereby amended to read as follows:

(d)            With respect to any Credit Extension to be made after January 15, 2015, immediately after giving effect to the requested Credit Extension (excluding L/C Credit Extensions, provided that the balance of the Revolving Credit Loans is $0.00), the aggregate amount of cash and Cash Equivalents of the Loan Parties shall not exceed $10,000,000.

(d)                 The final sentence of Section 7.14(b) of the Credit Agreement is hereby amended to read as follows:

Notwithstanding the foregoing, to the extent that any of the owned real properties located at (i) 2915 Alouette Drive, Grand Prairie, Texas, (ii) 2400 and 2410 Metrocentre Blvd, West Palm Beach, Florida, (iii) 1126 53rd Court North, West Palm Beach, Florida or (iv) 1524 Gallatin Road, Nashville, Tennessee are subject to Liens securing Indebtedness permitted by Section 8.03(h), the Loan Parties shall not be required to cause any such encumbered real property to be subject to Mortgages or otherwise deliver Real Estate Security Documents with respect thereto.

(e)                 Section 7.15 is of the Credit Agreement is hereby amended to read as follows:

Until January 15, 2015, the proceeds of all Borrowings made on and after December 30, 2014 shall be maintained on deposit at Bank of America, subject to the control of the Administrative Agent.

(f)            The “.” at the end of Section 8.01(l) of the Credit Agreement is hereby replaced with “; and”, and a new Section 8.01(m) is hereby added to the Credit Agreement to read as follows:

(m)            Liens on any combination of the following real properties securing Indebtedness permitted by Section 8.03(h): (i) 2915 Alouette Drive, Grand Prairie, Texas, (ii) 2400 and 2410 Metrocentre Blvd, West Palm Beach, Florida, (iii) 1126 53rd Court North, West Palm Beach, Florida or (iv) 1524 Gallatin Road, Nashville, Tennessee.

(g)                 The “.” at the end of Section 8.03(g) of the Credit Agreement is hereby replaced with “; and”, and a new Section 8.03(h) is hereby added to the Credit Agreement to read as follows:

(h)            Indebtedness in an original principal amount of not less than $30,000,000 secured by any combination of the following real properties: (i) 2915 Alouette Drive, Grand Prairie, Texas, (ii) 2400 and 2410 Metrocentre Blvd, West Palm Beach, Florida, (iii) 1126 53rd Court North, West Palm Beach, Florida or (iv) 1524 Gallatin Road, Nashville, Tennessee.

(h)                 Section 10.10(a) of the Credit Agreement is hereby amended to read as follows:

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of the Obligations (other than (A) contingent indemnification obligations or similar obligations not then due and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable provider thereof shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, (iii) subject to compliance by the Borrower with Sections 2.05(b) and 2.06, in connection with the incurrence of Indebtedness pursuant to Section 8.03(h) or (iv) as approved in accordance with Section 11.01;

3.                    Effectiveness; Conditions Precedent. This Agreement shall be effective when all of the conditions set forth in this Section 3 shall have been satisfied:

(a)            receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders;

(b)            receipt by the Administrative Agent, for the account of each Lender executing this Agreement, a fee in an amount equal to 0.25% of such Lender's Revolving Commitment; and

(c)            receipt by the Administrative Agent of all other agreed fees and expenses.

4.                   Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.                   Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Agreement is a Loan Document. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. Each Loan Party acknowledges and affirms all of its obligations under the Loan Documents.

6.                    Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)            It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)            This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity.

(c)            No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d)            The execution and delivery of this Agreement does not (i) contravene the terms of its Organization Documents or (ii) violate any Law.

7.                   Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of such earlier date, (b) no event has occurred and is continuing which constitutes a Default and (c) the Obligations are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

8.                   Counterparts/Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original.

9.                   GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.                 Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.                Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.               Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

13.                No Actions, Claim. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Agreement on or prior to the date hereof.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	LINCOLN EDUCATIONAL SERVICES CORPORATION,
a New Jersey corporation

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	Chief Executive Officer

GUARANTORS:	LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President

NEW ENGLAND ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President

SOUTHWESTERN ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President

NASHVILLE ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President

EUPHORIA ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
	Name:	Shaun E. McAlmont
	Title:	President

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.,
a Florida corporation

By:	/s/Shaun E. McAlmont
Name:	Shaun E. McAlmont
Title:	President

LCT ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/Shaun E. McAlmont
Name:	Shaun E. McAlmont
Title:	President

NN ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/Shaun E. McAlmont
Name:	Shaun E. McAlmont
Title:	President

LTI HOLDINGS, LLC,
a Colorado limited liability company

By:	/s/Shaun E. McAlmont
Name:	Shaun E. McAlmont
Title:	President

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/Linda Lov
	Name:	Linda Lov
	Title:	AVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/Jonathan M. Phillips
	Name:	Jonathan M. Phillips
	Title:	Senior Vice President

BARCLAYS BANK PLC,
as a Lender

	By:	/s/Alicia Borys
	Name:	Alicia Borys
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/Colleen McLaughlin
	Name:	Colleen McLaughlin
	Title:	Vice President Credit Policy

BMO HARRIS FINANCING, INC.,
as a Lender

	By:	/s/Jason M. Clary
	Name:	Jason M. Clary
	Title:	Managing Director